DEED OF PLEDGE OF REGISTERED SHARES
FX ENERGY NETHERLANDS B.V.

On the twenty-ninth day of July two thousand fifteen appeared before me, Mr. Krishna van Zundert, kandidaat-notaris, hereinafter: “civil law notary”, deputising for Mr. Maarten Jan Christiaan Arends, civil law notary (notaris) in Amsterdam, The Netherlands:

Mr. Albert Willem Lok, in this matter with residence at the offices of Clifford Chance LLP, Droogbak 1a, 1013 GE Amsterdam, The Netherlands, born in Zaanstad, The Netherlands, on the fifteenth day of December nineteen hundred eighty-one, in this respect acting as attorney-in-fact, duly authorised in writing, of:

1.
FRONTIER EXPLORATION COMPANY, a company incorporated and existing  under the laws of the State of Utah, United States of America, having its office address at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, United States of America, and registered with the Secretary of State in Utah, United States of America, under number 1023353-0142; and

FX DRILLING COMPANY, INC., a company incorporated and existing under the laws of the State of Nevada, United States of America, having its office address at 311 South Division Street, Carson City, Nevada 89703, United States of America, and registered with the Secretary of State in Nevada, United States of America, under number C4629-1994, jointly acting in their capacity of general partners (beherende vennoten) of:

FX ENERGY NETHERLANDS PARTNERSHIP C.V., a limited partnership (commanditaire vennootschap) organised under the laws of The Netherlands, having its office address at Herikerbergwerg 238, Luna ArenA, 1101 CM Amsterdam, The Netherlands, and registered with the Dutch Commercial Register (Handelsregister) under number 33298513 (Frontier Exploration Company and FX Drilling Company Inc. jointly in the abovementioned capacity, the "Pledgor");

2.
BNP PARIBAS (SUISSE) SA, a public limited company (Société Anonyme) incorporated under the laws of  Switzerland, having its office address at 2 place de Hollande CH-1211 Geneva 11, Switzerland,  and registered under number CH-270-3000542-1, except as expressly provided herein acting in its capacity of Security Trustee (as defined in the Facility Agreement as defined below) (the "Pledgee"); and

3.
FX ENERGY NETHERLANDS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Utrecht, The Netherlands, having its office address at Herikerbergwerg 238, Luna ArenA, 1101 CM Amsterdam, The Netherlands, and registered with the Dutch Commercial Register (Handelsregister) under number 30132757 (the "Company").

The authorisation of the person appearing is derived from three (3) written powers of attorney, (photocopies of) which will be attached to this deed (Annex 1).

The person appearing declared that:

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	Unless a contrary indication appears, capitalised terms not defined in this Deed (as defined below) shall have the same meaning given to such terms in the Facility Agreement (as defined below).

1.1.2	In addition the following terms shall have the following meaning:

"Articles of Association" means the articles of association (statuten) of the Company as they currently stand and/or, as the case may be, as they may be amended from time to time.

"Deed" means this deed of pledge.

"Dividends" means cash dividends, distribution of reserves, repayments of capital and all other distributions and payments in any form which at any time during the existence of the right of pledge created hereby, become payable in respect of any one of the Shares.

"Enforcement Event" means any Event of Default which is continuing and unwaived and which also constitutes a default (verzuim) in the payment of any amount due under the Secured Obligations.

"Facility Agreement" means the up to EUR 90,000,000 senior reserve base lending facility agreement dated the twenty-eighth day of July two thousand fifteen and made between, among others, FX Energy Poland sp. Z o.o as Borrower, FX Energy, Inc., FX Netherlands Partnership C.V. and FX Energy Netherlands B.V. as Guarantors, BNP Paribas (Suisse) SA and ING Bank N.V. as Mandated Lead Arrangers and as Co-Technical Banks, BNP Paribas (Suisse) SA as Agent and as Security Trustee and the financial institutions listed in Part III of Schedule 1 (The Original Parties) as Original Lenders (each as defined therein).

"Finance Documents" has the meaning given thereto in the Facility Agreement.

"Finance Parties" has the meaning given thereto in the Facility Agreement.

"Future Shares" means all shares in the capital of the Company acquired by the Pledgor after the execution (het verlijden) of this Deed.

"Intercreditor Deed" means the intercreditor deed, dated the twenty-eighth day of July two thousand fifteen and made between, among others, FX Energy Poland sp. Z o.o. as Borrower and (among others) the Pledgee as Agent.

"Meeting Rights" means the right to, in person or by a proxy authorised in writing, attend and address the general meeting.

"Obligor" has the meaning given thereto in the Facility Agreement.

"Original Deed of Pledge" means a notarial deed of pledge between the Pledgor as the pledgor, the Pledgee as the pledgee and the Company as the company in the capital of which shares were being pledged, executed before Dr T.P. van Duuren, civil law notary (notaris) in Amsterdam, The Netherlands, on the fifth day of July two thousand thirteen.

"Original Pledge" means a first ranking right of pledge created over the Shares (as defined in the Original Deed of Pledge) by means of the Original Deed of Pledge.

"Parallel Debt" has the meaning given thereto in sub-clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)) of the Intercreditor Deed.

"Present Shares" means all of the shares issued and paid-up in the capital of the Company and registered in the name of the Pledgor, being thirty-five (35) registered ordinary shares, numbered 1 up to and including 35 with a par value (nominale waarde) of one thousand Dutch guilders (NLG 1,000.00) each.

"Principal Obligations" means all present and future obligations owed by any Obligor to any of the Finance Parties under or in connection with the Finance Documents, other than the obligations pursuant to the Parallel Debt.

"Related Rights" means the Dividends, all present and future rights of the Pledgor to acquire shares in the capital of the Company and all other present and future rights arising out of or in connection with the Shares, other than the Voting Rights.

"Secured Obligations" means all present and future obligations owed by the Obligors to the Pledgee pursuant to the Parallel Debt and all Principal Obligations that are secured obligations pursuant to paragraph 3.1.3.

"Security Assets" means the Shares and the Related Rights.

"Shares" means the Present Shares and the Future Shares.

"Voting Rights" means the voting rights existing at the time of the execution of this Deed in respect of any of the Shares as well as the voting rights allocated to any of the Shares after execution of this Deed, including the voting rights attached to Shares without voting rights as referred to in article 2:228 paragraph 5 of the Dutch Civil Code.

1.2	Interpretation

Subject to any contrary indication, any reference in this Deed to a "Clause", "Sub-clause" or "paragraph" shall be interpreted as a reference to a clause, sub-clause or paragraph hereof.

1.3	Continuing security

Any reference made in this Deed to any Finance Document or to any agreement or document (under whatever name), where applicable, shall be deemed to be a reference to:

(a)
such Finance Document or such other agreement or document as the same may have been, or at any time may be, extended, prolonged, amended, restated, supplemented, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and/or as facilities and/or financial services are or at any time may be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder including, without limitation,

(i)	any increase or reduction in any amount available thereunder or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used,

(ii)	any facility provided in substitution of, or in addition to, the facilities originally made available thereunder,

(iii)	any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and

(iv)	any combination of the foregoing, and/or

(b)	any document designated as a Finance Document by the Agent and the Borrower.

2.	UNDERTAKING TO PLEDGE AND PARALLEL DEBT

2.1	Undertaking to pledge

The Pledgor has agreed, or, as the case may be, hereby agrees with the Pledgee that the Pledgor shall grant to the Pledgee a right of pledge over the Security Assets, as security for the payment of the Secured Obligations.  In as far as required, the Pledgee, acting in its capacity as pledgee under the Original Deed of Pledge hereby grants its consent to the granting of the right of pledge created under this deed.

2.2	Parallel Debt

Pursuant to the Parallel Debt the Pledgee has its own claim in respect of the payment obligations of the Obligors to the Finance Parties. In connection with the creation of the rights of pledge pursuant hereto the Pledgor and the Pledgee acknowledge that with respect to this claim the Pledgee acts in its own name and not as representative (vertegenwoordiger) of the Finance Parties or any of them and consequently the Pledgee is the sole pledgee under this Deed.

3.	PLEDGE

3.1	Pledge of Security Assets

3.1.1
To secure the payment of the Secured Obligations the Pledgor hereby grants to the Pledgee a right of pledge over the Present Shares and the Related Rights pertaining thereto, and grants in advance (bij voorbaat) to the Pledgee a right of pledge over the Future Shares and the Related Rights pertaining thereto, which rights of pledge are hereby accepted by the Pledgee.

3.1.2
To the extent the pledge in advance referred to in paragraph 3.1.1 is not effective under Dutch law the Pledgor will forthwith grant a supplemental right of pledge by executing, before a Dutch civil law notary, a deed of pledge substantially in the form of this Deed or such other form as the Pledgee may reasonably require in order to perfect the pledge over such Future Shares and the Related Rights pertaining thereto.

3.1.3
If and to the extent that at the time of creation of this right of pledge, or at any time hereafter, a Principal Obligation owed to the Pledgee cannot be validly secured through the Parallel Debt, such Principal Obligation itself shall be a Secured Obligation.

3.2	Registration

The Pledgee is entitled to present this Deed and any other document pursuant hereto for registration to any office, registrar or governmental body in any jurisdiction (including, without limitation and for the avoidance of doubt, The Netherlands) the Pledgee deems necessary or useful to protect its interests.

3.3	Related Rights

3.3.1
Save for the Original Pledge and the Original Deed of Pledge, the Pledgee is entitled to receive and exercise the Related Rights pledged pursuant hereto. The Pledgee hereby authorises the Pledgor (as envisaged by article 3:246 paragraph 4 of the Dutch Civil Code) to receive Dividends paid in cash.

3.3.2	The Pledgee is entitled to revoke this authorisation upon the occurrence of an Event of Default, and the authorisation shall automatically cease to exist upon the occurrence of an Enforcement Event.

3.4	Voting Rights

3.4.1
In accordance with article 2:198 paragraph 3 of the Dutch Civil Code, in conjunction with the relevant provisions of the Articles of Association, the Pledgor acting in its capacity of sole shareholder, and constituting the general meeting of the Company, has resolved to approve the conditional transfer to the Pledgee of the Voting Rights and other rights and powers attached to the Shares by means of a written resolution adopted outside a meeting in accordance with article 2:238 of the Dutch Civil Code. A photocopy of this resolution will be attached to this Deed (Annex 2).

3.4.2	The Voting Rights are hereby transferred to the Pledgee subject to the cumulative conditions precedent (opschortende voorwaarden) of:

(a)	occurrence of an Event of Default;

(b)	the release of the Original Pledge; and

(c)	notice by the Pledgee to the Company that it, the Pledgee, will exercise the Voting Rights.

The Pledgee agrees to send to the Pledgor, for information purposes only, a copy of any notice to the Company as referred to in this paragraph 3.4.2 sub (c) above.

3.4.3	Prior to receipt by the Company of a notice as referred to in paragraph 3.4.2 sub (c):

(a)	the Pledgor shall have the right to exercise the Voting Rights; and

(b)	the Pledgee shall not have the rights attributed by law to the holders of depository receipts to which Meeting Rights are allocated.

3.4.4	Forthwith upon receipt by the Company of a notice as referred to in paragraph 3.4.2 sub (c) the Pledgor shall no longer be entitled to exercise the Voting Rights.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1	Representations and warranties

4.1.1	The Pledgor hereby represents and warrants to the Pledgee that the following is true and correct on the date hereof and on each date on which Security Assets are acquired by the Pledgor:

(a)	save for the Original Pledge and the Original Deed of Pledge, the Pledgor is entitled to pledge the Security Assets as envisaged hereby;

(b)
the right of pledge created hereby over the Security Assets is a right of pledge (pandrecht) ranking highest possible, save for the Original Pledge, the Security Assets have not been encumbered with limited rights (beperkte rechten) or otherwise and no attachment (beslag) on the Security Assets has been made;

(c)	save for the Original Deed of Pledge, the Security Assets have not been transferred, encumbered or attached in advance, nor has the Pledgor agreed to such a transfer or encumbrance in advance;

(d)	no depository receipts have been issued with respect to the Present Shares; and

(e)	no share certificates (aandeelbewijzen) have been issued with respect to the Present Shares.

4.1.2	Furthermore, the Pledgor hereby represents and warrants to the Pledgee that the following is true and correct on the date hereof:

(a)	the Present Shares have been validly issued and fully paid and constitute one hundred percent (100%) of the share capital of the Company;

(b)
it has acquired the Present Shares by means of a notarial deed of transfer of shares in the capital of the Company, executed before D.F.M.M. Zaman, civil law notary (notaris) in Rotterdam, The Netherlands, on the sixth day of January nineteen hundred ninety eight.

4.2	Covenants

The Pledgor hereby covenants that it will:

(a)	other than as explicitly permitted under the terms of the other Finance Documents, not release, settle or subordinate any Related Rights without the Pledgee's prior written consent;

(b)
at its own expense execute all such documents, exercise any right, power or discretion exercisable, and perform and do all such acts and things as the Pledgee may request for creating, perfecting, protecting and/or enforcing the rights of pledge envisaged hereby;

(c)
not pledge, otherwise encumber or transfer any Security Assets, whether or not in advance, or permit to subsist any kind of encumbrance other than as envisaged hereby or under the Original Deed of Pledge or as explicitly permitted under the terms of the other Finance Documents, or perform any act that may harm the rights of the Pledgee, or permit to subsist any kind of attachment or other encumbrance over the Security Assets;

(d)
immediately inform the Pledgee of any event or circumstance which may be of importance to the Pledgee for the preservation or exercise of the Pledgee's rights pursuant hereto and provide the Pledgee, upon its first written request, with any other information in relation to the Security Assets or the pledge thereof as the Pledgee may request from time to time;

(e)
immediately inform in writing persons such as a liquidator (curator) in bankruptcy (faillissement), an administrator (bewindvoerder) in a suspension of payment (surseance van betaling) or preliminary suspension of payment (voorlopige surseance van betaling) or a person making an attachment (beslaglegger), of the existence of the rights of the Pledgee pursuant hereto;

(f)	procure that the Company shall not issue any shares in its capital or rights to acquire the same, except to the extent explicitly permitted under the terms of the other Finance Documents;

(g)
not allocate (toekennen) depository receipts, to which Meeting Rights are allocated, or the rights to acquire the same, except to the extent explicitly permitted under the terms of the other Finance Document; and

(h)
except as explicitly permitted under the terms of the other Finance Documents, not vote on any of the Shares without the consent of the Pledgee in favour of a proposal to (i) amend the Articles of Association, (ii) dissolve the Company, (iii) apply for the bankruptcy (faillissement) or a suspension of payments (surseance van betaling) or preliminary suspension of payments (voorlopige surseance van betaling) of the Company, (iv) convert (omzetten), merge (fuseren) or demerge (splitsen) the Company, (v) distribute Related Rights or (vi) convert any of the Shares.

5.	ENFORCEMENT

5.1	Default

Any failure to satisfy the Secured Obligations when due shall constitute a default (verzuim) in the performance of the Secured Obligations, without any reminder letter (sommatie) or notice of default (ingebrekestelling) being required.

5.2	Enforcement

Upon the occurrence of an Enforcement Event, the Pledgee may, subject to the right of the Pledgee under the Original Deed of Pledge, enforce its rights of pledge and take recourse against the proceeds of enforcement.

5.3	No right to deviating manner of enforcement

The Pledgor shall not be entitled to request the court to determine that the Security Assets pledged pursuant hereto shall be sold in a manner deviating from the provisions of article 3:250 of the Dutch Civil Code.

5.4	No notice of intention to sell

The Pledgee shall not be obliged to give notice to the Pledgor of any intention to sell the pledged Security Assets (as provided in article 3:249 of the Dutch Civil Code) or, if applicable, of the fact that it has sold the same Security Assets (as provided in article 3:252 of the Dutch Civil Code).

5.5	Application of proceeds

All monies received or realised by the Pledgee in connection with the Security Assets shall be applied by the Pledgee in accordance with the relevant provisions of the Finance Documents, subject to the mandatory provisions of Dutch law on enforcement (uitwinning) and subject to the Original Deed of Pledge.

6.	MISCELLANEOUS PROVISIONS

6.1	Waivers

6.1.1
To the fullest extent allowed by applicable law, the Pledgor hereby irrevocably and unconditionally waives (doet afstand van) any right it may have of first requiring the Pledgee to proceed against or claim payment from any other person or enforce any guarantee or security granted by any other person before exercising its rights pursuant hereto.

6.1.2
The Pledgor hereby irrevocably and unconditionally waives (doet afstand van) any rights it has under or pursuant to any Dutch law provisions for the protection of grantors of security for the debts of third parties, including, to the extent relevant, any rights it may have pursuant to articles 3:233, 3:234 and 6:139 of the Dutch Civil Code.

6.1.3
The Pledgor shall not have a right of recourse (regres) nor shall it subrogate (subrogeren) in any rights in connection with any enforcement in respect of the rights of pledge granted under or in connection with this Deed.

6.1.4
To the extent the provisions of Clause 6.1.3 are not effective under Dutch law, the Pledgor hereby irrevocably and unconditionally waives (doet afstand van), to the extent necessary in advance (bij voorbaat), any and all rights of recourse (regres) to which it is or may become entitled and any and all rights in which it is or may be subrogated (gesubrogeerd), in each case as a result of any enforcement of the rights of pledge granted under or in connection with this Deed, which waivers are hereby accepted by the Pledgee.

6.1.5
The waivers set out in Clause 6.1.4 constitute irrevocable third party stipulations for nil consideration (derdenbeding om niet) within the meaning of article 6:253 paragraph 4 of the Dutch Civil Code for the benefit of the Obligors.

6.1.6
To the extent the waivers set out in Clause 6.1.4  are not enforceable in whole or in part, any and all rights of recourse (regres) to which the Pledgor is or may become entitled and any and all rights in which the Pledgor is or may be subrogated (gesubrogeerd), in each case as a result of any enforcement of the rights of pledge granted under or in connection with this Deed are hereby pledged to the Pledgee by way of a disclosed pledge governed by the terms of this Deed, which rights of pledge are hereby accepted by the Pledgee. The Pledgor shall forthwith notify the other Obligors of the rights of pledge created hereby by sending a notification (mededeling) to such Obligors in a form satisfactory to the Pledgee.

6.1.7
To the extent the waivers set out in Clause 6.1.4 are not enforceable in whole or in part and the rights of pledge referred to in Clause 6.1.6  cannot be validly created, any and all rights of recourse (regres) to which the Pledgor is or may become entitled and any and all rights in which the Pledgor is or may be subrogated (gesubrogeerd), in each case as a result of any enforcement of the rights of pledge granted under or in connection with this Deed are hereby subordinated (achtergesteld) to the Secured Obligations, both in and outside bankruptcy (faillissement).

6.2	Evidence of indebtedness

An excerpt from the Pledgee's records shall serve as conclusive evidence (dwingend bewijs) of the existence and the amounts of the Secured Obligations, subject to proof to the contrary.

6.3	Unenforceability

The Pledgor and the Pledgee hereby agree that they will negotiate in good faith to replace any provision hereof that may be held unenforceable with a provision that is enforceable and which is as similar as possible in substance to the unenforceable provision.

6.4	Power of attorney

The Pledgor hereby grants, subject to the condition precedent (opschortende voorwaarde) of:

(a)	the occurrence of an Enforcement Event, or

(b)	any failure by the Pledgor to perform of any of its obligations under this Deed,

an irrevocable power of attorney to the Pledgee to act in its name and on its behalf, authorising the Pledgee to execute all such documents and to perform and do all such acts and things as the Pledgee may deem necessary or useful in order to have the full benefit of the rights granted or to be granted to the Pledgee pursuant hereto, including (i) the exercise of any ancillary rights (nevenrechten) as well as any other rights it has in relation to the Security Assets including, without limitation and for the avoidance of doubt, the exercise of any voting rights relating to rights and claims vis-à-vis any Obligor to which the Pledgor may be subrogated in connection with this Deed or any other Finance Document and (ii) the performance of any obligations of the Pledgor hereunder, which authorisation permits the Pledgee to act or also act as the Pledgor's counterparty within the meaning of article 3:68 of the Dutch Civil Code.

6.5	Costs

With respect to costs and expenses, clause 18 (Costs and Expenses) of the Facility Agreement shall apply and the provisions thereof are incorporated herein by reference.

7.	TRANSFER

7.1	Power to transfer

The Pledgee is entitled to transfer all or part of its rights and/or obligations pursuant hereto to any transferee and the Pledgor hereby in advance gives its irrevocable consent to, and hereby in advance irrevocably co-operates with, any such transfer (within the meaning of articles 6:156 and 6:159 of the Dutch Civil Code).

7.2	Transfer of information

The Pledgee is entitled to impart any information concerning the Pledgor and/or the Security Assets to any transferee or proposed transferee.

8.	TERMINATION

8.1	Termination of pledge

Unless terminated by operation of law, the Pledgee's rights of pledge created pursuant hereto shall be in full force and effect vis-à-vis the Pledgor until they shall have terminated, in part or in whole, as described in Sub-clause 8.2 (Termination by notice (opzegging) and waiver (afstand)).

8.2	Termination by notice (opzegging) and waiver (afstand)

The Pledgee will be entitled to terminate by notice (opzegging), in part or in whole, the rights of pledge created pursuant hereto in respect of all or part of the Security Assets and/or all or part of the Secured Obligations.  If and insofar as the purported effect of any such termination requires a waiver (afstand van recht) by the Pledgee, the Pledgor hereby in advance agrees to such waiver.

9.	GOVERNING LAW AND JURISDICTION

9.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by and shall be interpreted in accordance with Dutch law.

9.2	Jurisdiction

Any disputes arising from or in connection with this Deed shall be submitted to the competent court in Amsterdam, The Netherlands, without prejudice to the Pledgee's right (to the extent allowed by law) to submit any dispute to any other competent court in The Netherlands or in any other jurisdiction.

9.3	Power of attorney

If a party to this Deed is represented by an attorney or attorneys in connection with the execution of this Deed or any agreement or document pursuant hereto and the relevant power of attorney is expressed to be governed by Dutch law, such choice of law is hereby accepted by each other party, in accordance with article 14 Hague Convention on the Law Applicable to Agency of the fourteenth day of March nineteen hundred and seventy-eight.

10.	THE COMPANY

The Company hereby:

(a)	acknowledges the right of pledge created over the Security Assets;

(b)	confirms that it has been notified of the right of pledge created over the Related Rights;

(c)	undertakes to register in its shareholders' register:

(i)	the right of pledge over the Shares;

(ii)	the conditional transfer of Voting Rights to the Pledgee; and

(iii)
that, upon the occurrence of an Event of Default and notice to the Company, as set out in more detail in this Deed, the Pledgee shall have the rights attributed by law to the holders of depository receipts to which Meeting Rights are allocated, and to provide the Pledgee, as soon as practically possible, with a copy of the relevant entries in its shareholders' register;

(d)	represents and warrants that the representations and warranties of the Pledgor made pursuant to paragraphs 4.1.1 sub (a) and (b) and 4.1.2 sub (a) are true and correct;

(e)	represents and warrants that no depository receipts, to which Meeting Rights are allocated, have been issued with respect to the Present Shares;

(f)	represents and warrants that no share certificates (aandeelbewijzen) have been issued with respect to the Present Shares;

(g)	represents and warrants that no rights to acquire shares in the capital of the Company have been issued which are still outstanding;

(h)	covenants that it shall not issue any shares, or rights to acquire shares, in the capital of the Company, except to the extent explicitly permitted under the terms of the other Finance Documents; and

(i)	covenants that it shall not convert any of the Shares, except to the extent explicitly permitted under the terms of the other Finance Documents.

11.	CIVIL LAW NOTARY

Mr. M.J.C. Arends is a civil law notary holding office with Clifford Chance LLP, the Pledgee's legal adviser. The Pledgor, the Pledgee and the Company hereby acknowledge that they have been informed of the existence of the Ordinance Containing Rules of Professional Conduct and Ethics (Verordening Beroeps- en Gedragsregels) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie) and explicitly agree and acknowledge (i) that Clifford Chance LLP may advise and act on behalf of the Pledgee with respect to this Deed, and any agreements or any disputes related to or resulting from this Deed and (ii) that Mr. M.J.C. Arends, holding office with Clifford Chance LLP, or one of his deputies, executes this Deed.

THIS DEED, was executed in Amsterdam on the date first above written.

The person appearing is known to me, civil law notary.

The essential contents of this deed were communicated and explained to the person appearing.

The person appearing then declared to have noted and approved the contents and did not want a full reading thereof. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.
Signed.

/s/
ISSUED AS A TRUE COPY
by Mr. Krishna van Zundert, kandidaat-notaris,
deputising for Mr. Maarten Jan Christiaan Arends,
civil law notary (notaris) in Amsterdam,
on 29 July 2015.